     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998

                                                       REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               PREMIER PARKS INC.
             (Exact name of Registrant as specified in its charter)
                            ------------------------

                           DELAWARE                                                       13-3995059
               (State or other jurisdiction of                               (I.R.S. Employer Identification No.)
                incorporation or organization)

                            ------------------------

                  11501 NORTHEAST EXPRESSWAY                                           KIERAN E. BURKE
                OKLAHOMA CITY, OKLAHOMA 73131                                     11501 NORTHEAST EXPRESSWAY
                     TEL: (405) 475-2500                                        OKLAHOMA CITY, OKLAHOMA 73131
(Address, including zip code, and telephone number, including                        TEL: (405) 475-2500
   area code, of Registrant's principal executive offices)            (Name, address, including zip code, and telephone
                                                                      number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

             JAMES M. COUGHLIN, ESQ.                              THOMAS R. BROME, ESQ.
              Baer Marks & Upham LLP                             Cravath, Swaine & Moore
                 805 Third Avenue                                    Worldwide Plaza
             New York, New York 10022                               825 Eighth Avenue
               Tel: (212) 702-5819                               New York, New York 10019
                                                                   Tel: (212) 474-1000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-45859

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
                             (SEE FOLLOWING PAGE.)
                            ------------------------

    THE CONTENTS OF THE REGISTRATION STATEMENT, AS AMENDED, REGISTRATION NUMBER 333-45859, ON FORM S-3 ARE INCORPORATED BY REFERENCE INTO, AND SHALL BE PART OF THIS REGISTRATION STATEMENT.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED            PROPOSED
             TITLE OF EACH CLASS OF                    AMOUNT TO        MAXIMUM OFFERING   MAXIMUM AGGREGATE       AMOUNT OF
         SECURITIES TO BE REGISTERED(1)              BE REGISTERED      PRICE PER SHARE    OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $0.05(3).................         (4)                 (4)             $120,318,750       $35,494.03(5)

(1) This Registration Statement also pertains to certain rights (the "Rights") attached to each share of Common Stock. Each Right entitles its registered holder to purchase one one-thousandth of a share of a junior participating series of Preferred Stock of the Registrant upon the occurrence of certain prescribed events. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.

(2) Estimated in accordance with Rule 457(o) solely for the purposes of computing the registration fee.

(3) Includes shares of Common Stock which may be issued upon exercise of the Underwriters' over-allotment options. See "Underwriting."

(4) Omitted pursuant to Rule 457(o).

(5) The Registrant has instructed its bank to insure transfer of the foregoing fee to the account of the Securities and Exchange Commission and no later than close of business on March 27, 1998.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the Registration Statement on Form S-3, as amended, filed by Premier Parks Inc. (the " Company") with the Securities and Exchange Commission (the "Commission") (Registration No. 333-45859) pursuant to the Securities Act of 1933 is incorporated by reference into this Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

    All exhibits filed with or incorporated by reference in Registration Statement No. 333-45859 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following which are filed herewith:

       (5) Opinion of Baer Marks & Upham LLP
     23(a) Consent of KPMG Peat Marwick LLP
     23(b) Consent of Ernst & Young LLP
     23(c) Consent of Carpenter Mountjoy & Bressler, PSC
     23(d) Consent of Coopers & Lybrand Reviseurs d' Enterprises
     23(e) Consent of Baer Marks & Upham LLP (included in Exhibit (5)
     24.1  Power of Attorney (included on the signature page of Registration No. 333-45859

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 26th day of March 1998.

                                PREMIER PARKS INC.

                                By:                      *
                                     ------------------------------------------
                                                  Kieran E. Burke
                                               CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (principal executive        March 26, 1998
       Kieran E. Burke            officer)
              *                 Director, President and
------------------------------    Chief                       March 26, 1998
          Gary Story              Operating Officer
                                Chief Financial Officer
              *                   and
------------------------------    Director (principal         March 26, 1998
     James F. Dannhauser          financial and accounting
                                  officer)
              *
------------------------------  Director                      March 26, 1998
      Paul A. Biddelman
              *
------------------------------  Director                      March 26, 1998
      Michael E. Gellert
              *
------------------------------  Director                      March 26, 1998
         Jack Tyrrell
              *
------------------------------  Director                      March 26, 1998
        Sandy Gurtler
              *
------------------------------  Director                      March 26, 1998
       Charles R. Wood

*By:      JAMES M. COUGHLIN
      -------------------------
          James M. Coughlin
          Attorney-in-fact

                                 EXHIBIT INDEX

                                                                                                                      PAGE
                                                                                                                      -----
  (5) Opinion of Baer Marks & Upham LLP
  (23) Consents:
           (a)        Consent of Baer Marks & Upham LLP (included in Exhibit (5))................................
           (b)        Consent of KPMG Peat Marwick LLP...........................................................
           (c)        Consent of Ernst & Young LLP...............................................................
           (d)        Consent of Coopers & Lybrand Reviseurs d' Entreprises......................................
           (e)        Consent of Carpenter Mountjoy & Bressler, PSC..............................................
  (24) Power of Attorney (included on the signature page of Registration Statement No. 333-45859)................